UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2014

(Date of Earliest Event Reported)

NATURAL RESOURCE PARTNERS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31465	35-2164875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 30, 2014, OCI Wyoming, L.P., in which NRP Trona LLC, an indirect wholly owned subsidiary of Natural Resource Partners L.P. (“NRP Trona”), owned a combined 49% general partner and limited partner interest, converted from a Delaware limited partnership to a Delaware limited liability company. The name of the new limited liability company is OCI Wyoming LLC (“OCI Wyoming”). Following the conversion, NRP Trona owns a 49% member interest in OCI Wyoming, and OCI Resources LP (“OCI Resources”) owns a 51% member interest in OCI Wyoming.

On June 30, 2014, NRP Trona and OCI Resources entered into the Limited Liability Company Agreement of OCI Wyoming (the “LLC Agreement”). The LLC Agreement provides that OCI Wyoming will be managed by a seven member board of managers, with four managers being appointed by OCI Resources and three managers being appointed by NRP Trona. Under the LLC Agreement, OCI Wyoming generally is required to distribute available cash on a quarterly basis to its members in accordance with their respective percentage interests. The LLC Agreement does not limit the members’ rights to compete with OCI Wyoming, nor does it limit OCI Wyoming’s ability to compete with its members. Each of NRP Trona and OCI Resources has the preemptive right to subscribe pro rata, in proportion to their respective percentage interest in OCI Wyoming, for any additional interest in OCI Wyoming. The conditions of such subscription are determined by the board of managers. In addition, the LLC Agreement contains restrictions on the transfer of the members’ interests in OCI Wyoming, including a right of first refusal held by the non-transferring members.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Limited Liability Company Agreement of OCI Wyoming LLC, dated June 30, 2014 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed by OCI Resources LP on July 2, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2014

Natural Resource Partners L.P.

By:	NRP (GP) LP
Its General Partner

By:	GP NATURAL RESOURCE PARTNERS LLC
Its General Partner

By:	/s/ Kathryn S. Wilson
Name:	Kathryn S. Wilson
Title:	Vice President and General Counsel